                                                                    EXHIBIT 99.1

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
--------------------------------------------------------------------------------
AT THE COMPANY
Neil H. Koenig
Interim Chief Financial Officer
(212) 949-1373

FOR IMMEDIATE RELEASE

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                         ANNOUNCES FIRST QUARTER RESULTS

NEW YORK, NEW YORK MAY 15, 2003
- FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS (NYSE:FUR) announced its financial results for the first quarter ended March 31, 2003.

Financial results for the three months ended March 31, 2003 and 2002 are as follows:


                                    THREE MONTHS ENDED
                                    ------------------
(IN THOUSANDS)                     MARCH 31,  MARCH 31,
                                     2003       2002
                                     ----       ----
Revenues .......................   $ 4,430    $ 4,703
                                   =======    =======

Net loss .......................   $(1,032)   $(1,490)
                                   =======    =======

Net loss applicable to shares of
 beneficial interest ...........   $(1,548)   $(2,007)
                                   =======    =======

      For the three months ended March 31, 2003, the Company's net loss applicable to shares of beneficial interest was $1.5 million compared to net loss applicable to shares of beneficial interest of $2.0 million for the same period in 2002. Property net operating income, which is defined as rents less property operating expenses and real estate taxes, increased for the three months ended March 31, 2003 to $2.0 million from $1.8 million for the same period in 2002. The increase was attributable to an increase in revenues of $0.1 million and a decrease in operating expenses of $0.1 million. The increase in revenues of $0.1 million was primarily due to a lease termination fee received at Park Plaza Mall. The Company's manufacturing business, VenTek, incurred a net loss of $0.4 million for the quarter ended March 31, 2003, as compared to a net loss of $0.5 million for the quarter ended March 31, 2002. Sales decreased for the three months ended March 31, 2003 to $0.7 million from $0.9 million in 2002 and cost of goods sold decreased to $1.1 million from $1.4 million for the same period. The decrease in both sales and cost of goods sold is due to the winding down of current contracts and having nominal new business.

      Interest income decreased during the three months ended March 31, 2003, as compared to the same period in 2002, due primarily to lower amounts invested and lower interest rates between the comparable three month periods.

      The Company declared a dividend of $0.5 million ($0.525 per share) on its Series A Cumulative Convertible Redeemable Preferred Shares in the first quarter of 2003. The dividend was paid April 30, 2003 to shareholders of record at the close of business on March 31, 2003.

PROPOSED TRANSACTION

      The proposed merger transaction between First Union and Gotham Golf Corp. currently is enjoined by an order of the New York State Supreme Court for New York County that has been appealed by both First Union and Gotham Partners, L.
P. Oral argument with respect to the appeal was held before a judicial panel of the Appellate Division - First Department of the New York State Supreme Court on March 11, 2003. There is no specific timetable for the appellate court to render its decision. No assurance can be given that the injunction will be lifted, that all required third party consents will be obtained and that the transaction will be consummated.

      In the proposed merger transaction, holders of First Union common shares would receive for each common share held (i) $1.98 in cash, (ii) a choice of an additional $0.35 in cash or approximately 1/174th of a debt instrument to be issued by a First Union subsidiary with a face value of $100 and which is indirectly secured by First Union's principal real estate assets and (iii) rights to purchase common shares of Gotham Golf Corp. Holders of First Union preferred shares would receive preferred shares of Gotham Golf Corp., as provided for under the terms of the First Union preferred shares.

      In the event that, for any reason, the Gotham Golf Corp. merger were not consummated, it is the current intention of the Board of Trustees of First Union to continue to operate First Union as an ongoing enterprise and to examine other alternatives as and when it may deem appropriate.

FORWARD-LOOKING STATEMENTS

      Certain statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, changes in local real estate conditions and markets, actions by competitors, interest rate movements and general economic conditions. Further information about these matters can be found in the information included in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission for its fiscal year ended December 31, 2002.

      First Union Real Estate Equity and Mortgage Investments is a NYSE-listed, stapled-stock real estate investment trust (REIT) headquartered in New York, New York.

FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS

Combined Statements of Operations

Unaudited (In thousands, except per share data)                  Three Months Ended
                                                                      March 31,
                                                                      ---------
                                                                 2003           2002
                                                                 ----           ----
Revenues
    Rents .................................................    $  3,445       $  3,297
    Sales .................................................         726            945
    Interest ..............................................         259            461
                                                               --------       --------
                                                                  4,430          4,703
                                                               --------       --------
Expenses
    Property operating ....................................       1,181          1,270
    Cost of goods sold ....................................       1,087          1,373
    Real estate taxes .....................................         225            220
    Depreciation and amortization .........................         535            509
    Interest ..............................................       1,272          1,203
    General and administrative ............................       1,162          1,618
                                                               --------       --------
                                                                  5,462          6,193
                                                               --------       --------
Net loss ..................................................      (1,032)        (1,490)
    Preferred dividend ....................................        (516)          (517)
                                                               --------       --------
Net loss applicable to shares of beneficial interest ......    $ (1,548)      $ (2,007)
                                                               ========       ========
Per share data
     Basic:
     Net loss applicable to shares of beneficial interest .    $  (0.04)      $  (0.06)
                                                               ========       ========
     Diluted:
     Net loss applicable to shares of beneficial interest .    $  (0.04)      $  (0.06)
                                                               ========       ========

     Basic weighted average shares ........................      34,814         34,806
                                                               ========       ========
     Diluted weighted average shares ......................      34,814         34,806
                                                               ========       ========